Exhibit 3.22

FUNDING CORP. I

As Adopted Pursuant to Resolution Dated August 8, 1998

BY-LAWS

ARTICLE I. SHAREHOLDERS

Section 1. Annual Meeting

The annual meeting of the Shareholders of the Corporation shall be held on August 1 of each year at such time and place as shall be designated by resolution of the Board of Directors.

Section 2. Special Meeting

Special meetings of the Shareholders, for any purpose or purposes, may be called by a majority of the Board of Directors or the President to be held at such time and place as shall be designated in the notice thereof.

Section 3. Quorum

At any meeting of the Shareholders, the holder of at least 51% of the issued and outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, in which case such larger number shall constitute a quorum for all purposes.

Section 4. Proxies

At any meeting of the Shareholders, every Shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Section 5. Action by Consent

Any and all actions required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, prior notice or vote, if a consent in writing setting forth the action so taken shall be signed by all the holders of outstanding shares of stock, and such writing shall be filed with the minutes of the proceedings of the Shareholders.

ARTICLE II. BOARD OF DIRECTORS

Section 1. Powers of Directors

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts as may be exercised or done by the Corporation; however, the Board of Directors is specifically prohibited from exercising any of the following powers, all of which are reserved in and are to be exercised only by the Shareholders of the Corporation:

A.	the power to declare dividends;

B.	the power to sell all or substantially all of the assets of the Corporation or to merge, consolidate or liquidate the Corporation;

C.	the power to amend the By-laws of the Corporation; and

D.	the power to grant proxies to vote shares of stock owned or held by the Corporation.

Section 2. Number of Directors

The number of Directors who shall constitute the whole Board of Directors shall be three (3) unless otherwise specifically provided for by the majority vote of the Shareholders.

Section 3. Term of Office

Each Director shall be elected by the Shareholders to serve at the will and pleasure of the Shareholders and shall serve until such time as his successor is elected and takes office, or until his earlier resignation or removal.

Section 4. Vacancies

In the case of any vacancy on the Board of Directors or in case of any newly created directorship, a Director to fill such vacancy or such newly created directorship for the unexpired portion of the term being filled shall be elected by the Shareholders.

Section 5. Resignation

Any Director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal

A Director may be removed, either with or without cause and without liability, at any time by a majority vote of either the Board of Directors or the Shareholders.

Section 7. Quorum

At any meeting of the Board of Directors, a majority of the Directors of the whole Board shall constitute a quorum for all purposes, except to the extent that the presence of a larger number may be required by law, in which case such larger number shall constitute a quorum for all purposes.

Section 8. Action by Consent

Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, prior notice, or vote, if a consent in writing, setting forth the action so taken, shall be signed by all the Directors and such writing is filed with the minutes of the proceedings of the Board of Directors or Committee.

ARTICLE III. OFFICERS

Section 1. Election

The officers of the Corporation shall be elected by the Board of Directors.

Section 2. Term of Office

Each officer shall be elected by the Board of Directors to serve at the will and pleasure of the Board of Directors and shall hold office until his successor is elected and takes office or until his earlier resignation or removal.

Section 3. Officers of the Corporation

The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and any Chairman of the Board, Assistant Secretaries and Assistant Treasurers as shall be named by the Board of Directors. No more than two offices may be held by the same person. The President shall not serve as Secretary.

Section 4. Vacancies

In case of any vacancy of an office or in case of any newly created office, an officer to fill such vacancy or such newly created office for the unexpired portion of the term being filled shall be elected by the Board of Directors.

Section 5. Resignation

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation and such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by the action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal

An officer elected by the Board of Directors may be removed, either with or without cause and without liability, at any time by a majority vote of either the Board of Directors or the Shareholders.

Section 7. Chairman of the Board of Directors

At the discretion of the Board of Directors the office of the Chairman of the Board may be established. Such Chairman of the Board shall perform all duties and functions as shall be delegated to him by the Board of Directors.

Section 8. President

The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive or which are delegated to him by the Shareholders. The President’s duties shall not, without authorization of the Shareholders or the Board of Directors, as the case may be, include the following powers:

A.	the power to borrow money and/or to mortgage, pledge or otherwise encumber assets of the Corporation;

B.	the power to sell all or substantially all of the assets of the Corporation or to merge, consolidate or liquidate the Corporation;

C.	the power to grant proxies to vote shares of stock owned or held by the Corporation; and

D.	the power to guarantee debts or obligations of any other person, corporation or other entity.

Section 9. Vice President

The Vice President or, if there be more than one, the Vice Presidents in the order determined by the Board of Directors shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall have such other powers and discharge such other duties as the Board of Directors or the President shall prescribe.

Section 10. Secretary

The Secretary shall issue all authorized notices for and shall keep minutes of all meetings of the Shareholders and the Board of Directors and shall perform such other duties as the Board of Directors or the President shall prescribe.

Section 11. Assistant Secretary

The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

Section 12. Treasurer

The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation and shall perform such other duties as the Board of Directors shall prescribe.

Section 13. Assistant Treasurer

The Assistant Treasurer or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors shall have such powers and discharge such duties as the Board of Directors or the President shall prescribe.

ARTICLE IV. EXECUTIVE COMMITTEE

Section 1. Designation

The Board of Directors may, by resolution passed by majority of the whole Board of Directors, designate an Executive Committee to consist of two or more Directors.

Section 2. Function and Power

The Executive Committee, to the extent provided in the resolution establishing such Committee, shall possess and may exercise during the intervals between meetings of the Board of Directors the powers of the Board of Directors in the management of the business and affairs of the Corporation.

Section 3. Vacancies

In the case of any vacancies on the Executive Committee or in the case of any newly created position thereon, a Director to fill such vacancy or newly created position shall be elected by the Board of Directors.

Section 4. Removals

A member of the Executive Committee may be removed either with or without cause at any time by a majority vote of the Board of Directors.

Section 5. Meetings

The Executive Committee shall meet as often as may be determined necessary and expedient at such times and places as shall be determined by the Executive Committee.

Section 6. Quorum

At any meeting of the Executive Committee, a majority of the members shall constitute a quorum for all purposes.

Section 7. Action by Consent

Any action required or permitted to be taken at any Committee meeting may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Committee and such writing is filed with the minutes of the proceedings of the Committee.

ARTICLE V. STOCK CERTIFICATES

Section 1. Issuance

Each Shareholder shall be entitled to a certificate signed by the President or any other duly appointed officer of the Corporation, certifying the number of shares owned by him.

Section 2. Transfer

Transfers of stock shall be made only upon the transfer books of the Corporation by the transfer agents designated to transfer shares of stock of the Corporation.

ARTICLE VI. LOCATION OF BOOKS, ACCOUNTS AND RECORDS

All books, accounts, and records of the Corporation, including but not limited to stock ledgers and minute books shall be located where the books, accounts, and records of any Shareholder of the Corporation which owns 51% or more of the issued and outstanding stock of this Corporation are kept or at such place as shall be designated by the majority Shareholder.

ARTICLE VII. SEAL

The Board of Directors may by resolution provide for a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall end on the 30th day of September in each year.

ARTICLE IX. AMENDMENTS

These By-laws may be amended or repealed by a majority vote of Shareholders unless otherwise specified by law.